Third Quarter of Fiscal 2019 Earnings Call August 8, 2019 ©2019 Cabot Microelectronics Corporation

Safe Harbor Statement The information contained in and discussed during this presentation may include “forward- looking statements” within the meaning of federal securities regulations. These forward- looking statements involve a number of risks, uncertainties, and other factors, including those described in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information. 2 ©2019 Cabot Microelectronics Corporation

Third Quarter Highlights › Record Revenue of $272M; exceeded prior year revenue by $121M, or 81% • Driven by acquisition of KMG Chemicals, Inc. (“KMG”) and growth in CMP pads business › Adjusted Pro Forma Revenue* was essentially flat compared with last year • Driven by growth in CMP pads, electronic chemicals and pipeline performance products • CMP slurries revenue declined due to challenging semiconductor industry conditions › Net Income of $19M; Adjusted Pro Forma Net Income* of $47M, 1% higher compared with prior year, and represents 17% of revenue › Diluted EPS of $0.64; Adjusted Pro Forma EPS* of $1.59, up $0.02, or 1% vs. prior year › Adjusted Pro Forma EBITDA* of $86M, up $6M, or 7%, and represents 31.5% of revenue • Adjusted Pro Forma EBITDA Margin increased 210 basis points over prior year › Continued strong execution in a challenging industry environment; Solid performance of acquired KMG businesses Data reflects rounded values *These adjusted pro forma results are presented as if the company’s acquisition of KMG Chemicals, Inc. (“KMG”) had been consummated on October 1, 2017, and exclude the impact of non-recurring acquisition and integration related costs, acquisition-related amortization expenses, the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the newly issued final regulations related to the tax act and certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama. Reference Appendix for Pro Forma to Adjusted Pro Forma reconciliation 3 ©2019 Cabot Microelectronics Corporation

Financial Details Adjusted Pro Forma GAAP Results Results* Comments on Adjusted Results 2019 Q3 2018 Q3 2019 Q3 2018 Q3 Growth in CMP Pads, Electronic Chemicals Revenue $271.9M $150.4M $271.9M $272.6M and Pipeline Performance Products was offset by lower revenue in CMP Slurries Gross Margin 42.4% 53.6% 45.3% 45.4% Net Income $18.9M $35.2M $46.9M $46.5M Diluted EPS $0.64 $1.34 $1.59 $1.57 (+) Lower selling, general and administrative expenses, primarily from synergies EBITDA -------- -------- $85.8M $80.2M (-) Higher tax rate EBITDA Margin -------- -------- 31.5% 29.4% Data reflects rounded values *These adjusted pro forma results are presented as if the company’s acquisition of KMG Chemicals, Inc. (“KMG”) had been consummated on October 1, 2017, and exclude the impact of non-recurring acquisition and integration related costs, acquisition-related amortization expenses, the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the newly issued final regulations related to the tax act and certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama. Reference Appendix for Pro Forma to Adjusted Pro Forma reconciliation 4 ©2019 Cabot Microelectronics Corporation

Segment and Business Revenue As Reported Pro Forma* 2019 Q3 2018 Q3 2019 Q3 2018 Q3 Total Revenue $272M $150M $272M $273M Electronic Materials $212M $144M $212M $222M CMP Slurries** $109M $123M $109M $123M CMP Pads $23M $21M $23M $21M Electronic Chemicals $80M - $80M $78M Performance Materials $60M $7M $60M $50M Quarter Highlights: › CMP slurries revenue was negatively impacted by lower demand from memory and foundry customers › Growth in CMP pads revenue continued to be driven by customer adoption, partially offset by industry weakness › Electronic Chemicals revenue benefited from increased demand in advanced logic › Performance Materials revenue growth was driven by pipeline performance products, primarily drag reducing agents (DRA’s) Data reflects rounded values *Pro Forma data represents calculations as if KMG results were included in total company results for the full quarter of each period represented **Includes Electronic Substrates 5 ©2019 Cabot Microelectronics Corporation

Segment Financial Details 2019 Q3 Electronic Materials Revenue $212M Adjusted EBITDA* $71M Adjusted EBITDA Margin 33% Performance Materials Revenue $60M Adjusted EBITDA* $27M Adjusted EBITDA Margin 46% Data reflects rounded values *Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC’s Regulation G and Item 10(e) of Regulation S-K. 6 ©2019 Cabot Microelectronics Corporation

Balance Sheet and Cash Flow as of June 30, 2019 (unless stated otherwise) › Cash balance of $169M › Year-to-date Operating Cash Flow was $117M • Year-to-Date Capital Expenditures were $33M • Therefore, Year-to-Date Free Cash Flow was $84M › Prepaid $55M of Debt in April • $100M Year-to-Date › Continued appropriate deleveraging of the balance sheet remains a priority • Targeting 2x Net Debt/EBITDA by the end of FY20 Data reflects rounded values 7 ©2019 Cabot Microelectronics Corporation

Closing Remarks › Adjusted Pro Forma Revenue* was essentially flat compared to last year • Driven by growth in CMP pads, electronic chemicals, and pipeline performance products • CMP slurries revenue was negatively impacted by weakness in memory and foundry, but advanced logic remained strong › Adjusted Pro Forma Gross Margin* of 45.3% was essentially flat compared to last year › Adjusted Pro Forma Net Income* of $47M was essentially flat compared to last year › Activities taken through July 2019 to achieve the synergies are expected to deliver $24M annually on a run-rate basis • Delivered $4M in synergies to the third quarter P&L • Approaching goal of $25M of synergies on a run-rate basis ahead of schedule › Earnings accretion of approximately $1 per share from KMG since acquisition Data reflects rounded values *These adjusted pro forma results are presented as if the company’s acquisition of KMG Chemicals, Inc. (“KMG”) had been consummated on October 1, 2017, and exclude the impact of non-recurring acquisition and integration related costs, acquisition-related amortization expenses, the effect of the enactment of the Tax Cuts and Jobs Act in December 2017 in the United States (“tax act”) and the newly issued final regulations related to the tax act and certain costs related to a warehouse fire at KMG-Bernuth in Tuscaloosa, Alabama. Reference Appendix for Pro Forma to Adjusted Pro Forma reconciliation 8 ©2019 Cabot Microelectronics Corporation

Current Financial Guidance 2019 Q4 FY2019 Electronic Materials Revenue Approximately flat* Segment Performance Materials Revenue Approximately flat* Revenue Approximately flat* Adjusted EBITDA $325M-$335M Depreciation and Amortization** $35M-$40M Total Company Interest Expense ~$13M $45M-$46M Tax Rate*** 24%-25% Capital Spending $55M-$60M Data reflects rounded values *Based on sequential changes compared to third quarter of fiscal 2019 **Excludes approximately $60 million in amortization of intangibles related to acquisitions ***Excludes tax impact from acquisitions-related expenses 9 ©2019 Cabot Microelectronics Corporation

Appendix ©2019 Cabot Microelectronics Corporation

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (in thousands, except per share and percentage amounts) Quarter Ended June 30, 2019 June 30, 2018 Net Income $18,878 $35,171 Interest expense 12,757 513 Interest income (417) (1,141) Income taxes 20,550 7,873 Depreciation & amortization 26,587 6,410 EBITDA* $78,355 $48,826 Acquisition and integration-related expenses 2,910 Charge for fair value write-up of acquired inventory sold 42 Costs related to Tuscaloosa Fire 4,450 Adjusted EBITDA** $85,757 $48,826 Adjusted EBITDA margin 31.5% 32.5% *EBITDA represents earnings before interest, taxes, depreciation and amortization **Adjusted EBITDA is calculated by excluding items from EBITDA that are believed to be infrequent or not indicative of the company's continuing operating performance 11 ©2019 Cabot Microelectronics Corporation

Pro Forma Condensed Combined Statement of Income For the Three Months Ended June 30, 2019 (in thousands, except per share data) Pro Forma Adjusted Pro Reported Adjustments1 Adjustments2 Combined Forma Revenue $271,882 $271,882 $271,882 Gross Profit 115,390 42 115,432 7,670 123,102 Gross Margin 42.4% 42.5% 45.3% Total Operating Expenses 63,150 3,696 66,846 (20,309) 46,537 Operating Income 52,240 (3,654) 48,586 27,979 76,565 Income before income taxes 39,428 (3,656) 35,772 27,979 63,751 Provision for Income Taxes 20,550 (855) 19,695 (2,827) 16,868 Net Income 18,878 (2,801) 16,077 30,806 46,883 Diluted earnings per share $0.64 ($0.10) $0.54 $1.04 $1.59 Weighted average diluted shares 29,568 29,568 29,568 outstanding 1 Pro forma adjustments are related to non-recurring items directly attributable to the transaction as well as recurring differences related to depreciation, amortization or financing costs that were included as if the companies were combined as of October 1, 2017 2Primarily reflects the elimination of acquisition related amortization expense and non-recurring integration costs 12 ©2019 Cabot Microelectronics Corporation

Pro Forma Condensed Combined Statement of Income

For the Three Months Ended June 30, 2018 (in thousands, except per share data)

	Cabot Microelectronics Reported	KMG Reported	Adjustments[1]	Pro Forma Combined	Adjustments[2]	Adjusted Pro Forma
Revenue	**$150,437**	**$122,152**		**$272,589**		**$272,589**
Gross Profit	80,700	52,188	(12,713)	120,175	3,470	123,645
Gross Margin	**53.6%**	**42.7%**		**44.1%**		**45.4%**
Total Operating Expenses	38,770	28,214	(901)	66,083	(12,380)	53,703
Operating Income	41,930	23,974	(11,812)	54,092	15,850	69,942
Income before income taxes	43,044	20,953	(21,709)	42,288	15,850	58,138
Provision for Income Taxes	7,873	4,795	(5,083)	7,585	4,080	11,665
Net Income	**35,171**	**16,158**	**(16,626)**	**34,703**	**11,770**	**46,473**
Diluted earnings per share	**$1.34**	**$1.02**	**(1.19)**	**$1.17**	**$0.40**	**$1.57**
Weighted average diluted shares outstanding	26,319	15,905		29,556		29,556

[1] Pro forma adjustments are related to the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with Cabot Microelectronics' accounting policies. In addition, depreciation, amortization, financing and share-based compensation costs were adjusted as if the companies were combined as of October 1, 2017
[2] Primarily reflects the elimination of acquisition related amortization expense and an incremental tax adjustment related to the U.S. Tax Act

13 ©2019 Cabot Microelectronics Corporation

Cabot Microelectronics

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